Bump	This is the Uptick Network Stock Day podcast, sponsored by investorshangout.com. Penny stock news and interviews from the microcap world. Public information on OTCs, Pink Sheets and microcap stocks from around the world with your host, Jason Blair.

Jason Blair	Today on Stock Day, we have a very special guest. He is Sri Peruvemba. He is CEO of Quantum Materials Corp. They’re trading on the OTCQB under the ticker symbol QTMM. Sri, welcome to the show.

Sri Peruvemba	Thank you so much, Jason.

Jason Blair	Oh, it’s our pleasure to have you on. You know, you’re in a very, very interesting space in my opinion. I love technology; I love seeing the progress of technology. Tell us a little about yourself and how you got into Quantum Materials Corporation.

Sri Peruvemba	Sure. So, I am a “tech geek”, and I’ve been in the electronic display industry for most of my career. I worked for very large companies that were billions of dollars in revenue, as well very small companies that were in startup stage pre-revenue, and then ramped up to pretty serious revenue. I’ve been involved with Quantum Materials Corporation since October last year. I’ve been on their board, and then recently the board asked me to come in as CEO, so I have been CEO of the company for just over two months.

Jason Blair	Oh, wow, so brand new and getting your feet wet already with the revenues generating coming in. Let me ask you this: [glitch]: Explain your quantum dot technology. What is quantum dots?

Sri Peruvemba	Sure. So, quantum dots are nanocrystals, and they allow you to manipulate light so that a certain wavelength of light comes out to your desire. So, meaning, let me give you an example of: when you look at an object with your naked eyes, you see a certain color. And then, when you see that same object when it is paned and displayed on a TV or a monitor, it doesn’t look exactly the same, particularly the colors are not as vivid as what your naked eye sees. And Quantum Materials allows you to manipulate the light from the TV’s backlight such that you experience an image very similar to what you see with your naked eye.

Jason Blair	Okay, very good, very good. So, you know, these quantum dots, they can more closely replicate colors that the eye sees more so than any other technology?

Sri Peruvemba	That is correct. So, today, there are, you know- In the past, we used to have these large, clunky CRT TVs. Subsequently, we got LCD where were thin and they were sleek. We were quite impressed- We are still quite impressed with the TVs that we have on the market.

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Jason Blair	Of course.

Sri Peruvemba	But, you know, in the last few years, all these TVs began to look about the same because they use pretty much the same technology. So, for the TV manufacturers to differentiate, as well as for the consumer to buy a better product, because we, as consumers, want a better product every day as long as the price doesn’t keep getting higher.

Jason Blair	Of course, yes.

Sri Peruvemba	And so, here’s an opportunity, using this new technology, quantum dot technology, to make your TV look much better than ever before, but not put a dent in your pocket, either.

Jason Blair	Very good, very good. So, it’s relatively inexpensive to produce these quantum dots?

Sri Peruvemba	Yeah, so, in the last couple of years or so, in the high end TVs, the technology called OLEDs, or Organic Light Emitting Diode technologies have come in place. You can make TVs with those where the colors are much better than the incumbent LCDTV. However, those OLED TVs are pretty expensive. If you look at a 55” TV, you’ll be looking at prices of about $4 or $5,000, whereas the LCDTV of 55”, you can buy it for, let’s say, less than $1,000. But, so, the LCD industry is a mature industry, it offers a much better product in terms of cost value to the consumer, but, you know, OLED offers the better color. But, to sort of bridge that gap, quantum dots can be applied to LCDTV to make the LCDTV look as good as the OLED TV.

Jason Blair	Excellent, excellent. My guest today, again, is Sri Peruvemba. He is the CEO for Quantum Materials Corporation. They’re trading on the OTCQB under the ticker symbol QTMM. Now, let me ask you this: What differentiates Quantum Materials Corporation from its competitors?

Sri Peruvemba	So, this is a new space, and there are a bunch of companies that already produce quantum dots and opened the doors with different manufacturers. Yet, the market hasn’t quite taken off. There are multiple reasons. One is, the customers in the space of TV manufacturers are expecting the quantum dots perform at a certain level, and those include a performance of the quantum dots themselves, which is to get a certain red or a certain green color that the customers want. Second, to make the product pretty stable and robust, and third is to get- we need to lose X number of dots to make sure that majority of them are performing to spec, and there are fewer dots that are not performing, the efficiency of this whole material. And these are the things that the TV manufacturers are looking for. And the market or the competition has struggled, and obviously, this is a nontrivial science a number of companies have been pursuing. We have a technology where we’re able to produce materials at a much better accuracy than anybody else is able to, and the reason is our process is different. We’re able to make our product and control the barometers much better. The way these materials are produced are we’re growing crystals from scratch. So, when we grow these crystals, at certain [cycles], we should be able to stop the growth so that different sized crystals will emit different wavelengths of light, and controlling the growth of the crystals is the key to this process, and we have been able to do this fairly well in the lab, and that’s what gets the market excited, and that’s what gets our customers excited about the opportunity to differentiate ourselves and produce a much better product.

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Jason Blair	Exceptional, exceptional. So, now, let me go over some numbers here with you, and stop me if I’m incorrect here. So, it looks like, back in your first quarter, you guys generated about $225,000 in revenue, and this is the first time you guys have actually reported revenue as positively, right?

Sri Peruvemba	Correct.

Jason Blair	Excellent.

Sri Peruvemba	The source of that revenue was a joint development agreement we had with probably one of the best players in the industry that will take our quantum dots and make a film out it, and the film is used in TV applications, and that’s where that revenue came from. So, we have an additional advantage other than the product performance that these customers are excited about, which is: our process can yield a product at a significantly lower cost, because our manufacturing equipment costs a fraction of what it costs for other competing technologies making the same type of product.

Jason Blair	Wow, incredible. So, you guys are producing the material for another manufacturer of these TVs, correct?

Sri Peruvemba	So, the way this works is: we produce quantum dots and supply it to a company that takes these quantum dots and applies it onto a film, and these films are made of plastic, and this plastic films are inserted inside of the TV to produce these results that we just talked about. And, so, the TV manufacturers, at least most of them, don’t make the film themselves. There are intermediate companies that do make the film, and many of these companies are billion dollar revenue companies, and they’ve already been making many other films that go into the TVs today, and for them, it’s relatively easy to get into that space and insert a quantum dot film to enhance the performance of the TV.

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Jason Blair	Excellent. That is really interesting stuff, to tell you the truth. Also being a technology geek, that is a- it definitely just makes me think of the possibilities that your technology can just take us off with. Let me ask you this: now, in addition to the flat panel displays, what else is Quantum Materials Corporation working on at this time with regards to other applications for these quantum dots?

Sri Peruvemba	So, there are a number of applications outside of LCD, and the reason we are focused on LCD is because it’s here and now. The market exists; there are existing quantum dot based TVs on the market, and some of the largest players in the market have talked about bringing out many more models of TVs that we believe will completely revolutionize the entire TV market. It’s a large market, running into well over 200M units of TVs sold every year worldwide. So, it’s a big market available for us. That’s why we’ve focused on it. But, the material can also be used in solar, and we also have applications in biotechnology, and as well as in oil and natural gas. So, one of the other areas where we’ve done a limited amount of work is in oil and natural gas industry, particularly as it relates to the fracking industry, we are able to create materials that allow those users to trace where the fluids flow and help them navigate their business, their process much better. So, we’ve done some work with them and we’ve sent out a public announcement about that work, but it’s a early stage activity, but we also have these opportunities in solar and biotechnology and others that we’re pretty excited about, but our immediate focus is on LCD and in particular, TV. Eventually, even within the LCD, it’ll go beyond TV into monitors, all-in-one computers, into laptops and tablets as well.

Jason Blair	Exceptional. So, we’re just scratching the surface of the potential for these quantum dots.

Sri Peruvemba	Absolutely. There’s numerous applications. The challenge for companies like ourselves is: how do you discipline yourself to say, “No,” to opportunities outside of your focus.

Jason Blair	Exceptional. Again, my guest today, again, is Sri Peruvemba. He is the CEO of Quantum Materials Corporation. They’re trading on the OTCQB under the ticker symbol QTMM. Now, Sri, in closing here, was there any other information that you’d like to get out to our listeners and investors that are listening to the program today?

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Sri Peruvemba	Sure. The TV, we are going to constantly see different trends on the different kinds of TVs available. In the last few years, you’ve seen TVs that are curved, TVs that are getting thinner and lighter and so on and so forth, and I think the next wave of TVs will have a much better color performance than we’ve seen ever before and quantum dots will enable that. We also believe that quantum dots will enhance even the high end OLED TVs, so they’re even better in the future. So, lots of opportunities, and my prediction is: in a couple of years from now, quantum dots will be a well known name recognized by the consumer, and that you and I don’t have to explain what quantum dots are anymore, we just talk about other aspects, and I believe this will be true.

Jason Blair	Absolutely. Quantum Material Corporation is the company we’re highlighting today on Stock Day. They produce the material for quantum dots, which seems to have unlimited potential for the future of technology. Sri, it’s been an absolutely pleasure having you on the show today. We hope to check back with you in a couple of months to see how well you’re doing and to check back with your company.

Sri Peruvemba	Thank you so much, Jason.

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